Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
      Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Radio One, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Alfred C. Liggins, III

Name: Alfred C. Liggins, III
Title: Chief Executive Officer and President
Date: August 8, 2005
      A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Radio One, Inc. and will be retained by Radio One, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.